Exhibit 99.2

NextPlat Strengthens Ties to Progressive Care Inc. Investing an additional $1 Million; and Explores the Possible Spinoff of its Global Telesat and Orbital Satcom Business Units

COCONUT GROVE, FL – May 11, 2023 – NextPlat Corp (NASDAQ: NXPL, NXPLW) (“NextPlat” or the “Company”), a global e-commerce provider today announced that it has completed an additional $1 million investment in Progressive Care Inc. (OTCQB: RXMD), a personalized healthcare services and technology company (“Progressive Care”).

In connection with the $1 million investment, NextPlat purchased 455,000 newly issued Units of Progressive Care, with each Unit comprised of one share of Progressive Care’s Common Stock and one Warrant to purchase a share of Common Stock at a per Unit purchase price of $2.20. In addition, NextPlat Corp, Messrs. Fernandez and Barreto, and certain other holders of convertible note issued by Progressive Care agreed to convert the approximately $2.9 million of outstanding principal and accrued and unpaid interest under the note to shares of Progressive Care’s Common Stock at a conversion price of $2.20 per share. Dawson James Securities Inc. served as an advisor for this transaction. ArentFox Schiff LLP, Washington, DC, acted as counsel to the Company in connection with the transaction, and Lucosky Brookman, New York, NY, served as counsel to Progressive Care.

The transaction further solidifies NextPlat’s position as a controlling shareholder of Progressive Care. Following the closing of the transaction, NextPlat owns Progressive Care Common and Preferred Stock representing approximately 38.4% of Progressive Care’s total outstanding voting securities. The Company expects to exercise and/or convert such portion of its convertible and exercisable Progressive Care securities to increase its equity holdings in Progressive Care to more than 50% of its issued and outstanding voting securities. The Company expects that Progressive Care’s pharmacy, healthcare services and technology businesses will be an important component of the Company’s continued evolution as a global e-commerce platform.

Separately, the Company has engaged Dawson James Securities, Inc. to advise the Company in connection with its consideration of a possible spinoff of its Global Telesat Communications Ltd and Orbital Satcom Corp business units as the Company continues its evolution as a global e-commerce and technology company.

About NextPlat Corp

NextPlat is a global e-commerce platform company created to capitalize on multiple high-growth sectors and markets for physical and digital assets. The Company intends to collaborate with businesses, optimizing their ability to sell their goods online, domestically, and internationally, and enabling customers and partners to optimize their e-commerce presence and revenue. NextPlat currently operates an e-commerce communications services division through its Global Telesat Communications Ltd and Orbital Satcom Corp business units that offer voice, data, tracking, and IoT services to customers worldwide through multiple global storefronts.

Progressive Care Inc.

Progressive Care Inc. (OTCQB: RXMD), through its subsidiaries, is a Florida health services organization and provider of prescription pharmaceuticals, compounded medications, provider of tele-pharmacy services, the sale of anti-retroviral medications, medication therapy management (MTM), the supply of prescription medications to long-term care facilities, and health practice risk management.

Forward-Looking Statements

Certain statements in this release constitute forward-looking statements. These statements include the capabilities and success of the Company’s business and any of its products, services or solutions. The words “believe,” “forecast,” “project,” “intend,” “expect,” “plan,” “should,” “would,” and similar expressions and all statements, which are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors, including the Company’s ability to launch new data-driven tools and services and its ability to grow and expand as intended, any of which could cause the Company to not achieve some or all of its goals or the Company’s previously reported actual results, performance (finance or operating), including those expressed or implied by such forward-looking statements. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), copies of which may be obtained from the SEC’s website at www.sec.gov. The Company assumes no, and hereby disclaims any, obligation to update the forward-looking statements contained in this press release.

Media and Investor Contact for NextPlat Corp:

Michael Glickman

MWGCO, Inc.

917-397-2272

mike@mwgco.net